UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 11, 2011

Avanir Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-15803	33-0314804
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20 Enterprise, Suite 200 Aliso Viejo, California	92656
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 389-6700

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On August 11, 2011, Avanir Pharmaceuticals, Inc. (the “Company” or “Avanir”) issued a press release announcing that it had filed lawsuits in the U.S. District Court for the District of Delaware against Par Pharmaceutical, Inc. and Par Pharmaceutical Companies, Inc (collectively “Par”) and Actavis South Atlantic LLC and Actavis, Inc. (collectively “Actavis”).

The lawsuits were filed in response to Abbreviated New Drug Applications (“ANDAs”) filed by Par and Actavis. In their applications, Par and Actavis seek to market and sell generic versions of the currently approved dose of NUEDEXTA® prior to the expiration of U.S. patents 7,659,282 and RE38,115 (which are listed in the FDA’s Approved Drug Products with Therapeutic Equivalence Evaluations (“Orange Book”)). Avanir filed the lawsuits on the basis that Par’s and Actavis’ proposed generic products infringe certain patents held by Avanir.

In accordance with the Hatch-Waxman Act, as a result of having filed lawsuits within 45 days of the Paragraph IV certification notices, FDA approval of the ANDAs will be stayed until the earlier of (i) 30 months from the Company’s receipt of the notices or (ii) a District Court decision finding that the identified patents are invalid, unenforceable or not infringed.

A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated August 11, 2011

*  *  *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Avanir Pharmaceuticals, Inc.

Date: August 11, 2011	/s/ CHRISTINE G. OCAMPO
Christine G. Ocampo
Vice President, Finance

Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated August 11, 2011